SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.____)

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Acceptance Insurance Companies Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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ACCEPTANCE INSURANCE COMPANIES INC.

Suite 600 North
222 South 15th Street
Omaha, NE 68102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

You are invited to attend the Annual Meeting of Shareholders of Acceptance Insurance Companies Inc. (the "Company") at the Doubletree Hotel, 1616 Dodge Street, Omaha, Nebraska, on May 24, 2001, at 9:00 a.m., local time and to vote on the following matters:

  To elect nine directors to hold office until the next Annual Meeting or until the election and qualification of their successors;
  To ratify the appointment of Deloitte & Touche LLP as the Company's principal independent accountants; and
  To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors fixed the close of business on April 9, 2001 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 222 South 15th Street, Suite 600 North, Omaha, Nebraska during the ten days prior to the Annual Meeting.

Please date, sign and return the enclosed Proxy which is solicited by the Board of Directors of the Company and will be voted in accordance with the directions you give therein. Where no directions are indicated Proxies will be voted “for” each of the proposals set forth in the accompanying Proxy Statement. A return envelope is provided which requires no postage if mailed in the United States. The giving of this Proxy will not affect your right to revoke such Proxy by appropriate written notice, or to vote in person if you choose to attend the meeting.

By Order of the Board of Directors,

J. Michael Gottschalk, Secretary
Omaha, Nebraska
April 27, 2001

ACCEPTANCE INSURANCE COMPANIES INC.

Suite 600 North
222 South 15th Street
Omaha, NE 68102

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2001

I. INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Acceptance Insurance Companies Inc., a Delaware corporation (the “Company”), of Proxies in the accompanying form for the Annual Meeting of the Shareholders of the Company to be held at 9:00 a.m., local time, May 24, 2001, at the Doubletree Hotel, 1616 Dodge Street, Omaha, Nebraska, or at any adjournments thereof (the “Annual Meeting” or the “Meeting”). The principal offices of the Company are located at Suite 600 North, 222 South 15th Street, Omaha, Nebraska 68102. This Proxy Statement and the accompanying form of Proxy were first sent to shareholders on or about April 27, 2001.

VOTING AND PROXIES

Record Date; Voting Rights

Only holders of record of the Company’s Common Stock at the close of business on April 9, 2001 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 14,321,953 shares of Common Stock, $.40 par value, outstanding and entitled to vote. The presence, either in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked Proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes.

Matters to Be Voted Upon; Vote Required

At the Annual Meeting, shareholders will be asked to vote on the following matters:

  to elect nine directors to hold office until the next Annual Meeting or until the qualification and election of their successors;
  to ratify the appointment of Deloitte & Touche LLP as the Company's principal independent accountants; and
  to consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

Nominees receiving the affirmative vote by the holders of a plurality of the shares of Common Stock present in person or represented by Proxy at the Meeting will be elected as directors of the Company. Consequently, votes withheld and broker non-votes will have no impact on the election of directors. Ratification of the appointment of the accountants requires an affirmative vote by holders of a majority of the shares of Common Stock present in person or represented by Proxy at the Meeting. Abstentions will have the same effect as a vote against the ratification of the appointment of the accountants. Broker non-votes will not be considered shares entitled to vote with respect to the ratification of the appointment of the accountants and will not be counted as votes for or against the ratification of the appointment of the accountants.

Directors and certain executive officers of the Company and their affiliates own approximately 3,931,000 shares of Common Stock, approximately 27.5% of the total outstanding shares, and have advised the Company that they intend to vote FOR the election of the director nominees and ratification of the appointment of Deloitte & Touche LLP as the Company’s principal independent public accountants.

Solicitation of Proxies

The Company has borne and will bear all costs of this solicitation. Following the original mailing of this Proxy Statement and accompanying materials, directors and officers and other employees of the Company may solicit, without additional compensation, or may engage others to solicit, Proxies by any appropriate means, including personal interview, mail, telephone and facsimile or telegraph. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries, which are holders of record of the Company’s Common Stock, to forward Proxy soliciting material to the beneficial owners of such shares, and the Company will reimburse such holders of record for their reasonable expenses incurred in connection therewith.

Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a Proxy relating to the same shares, bearing a later date, and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the Proxy).

Board Recommendation

Properly executed Proxies will be voted in accordance with shareholders’ directions. If no directions are given, Proxies will be voted FOR the election of the director nominees and the ratification of the appointment of the Company s principal independent public accountants. The Board of Directors recommends a vote FOR each of the matters submitted to shareholders for approval and ratification at the Annual Meeting.

II. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting the shareholders will consider and vote upon: (1) election of directors to hold office until the next Annual Meeting or until the election and qualification of their successors; (2) ratification of the appointment of Deloitte & Touche LLP as the Company’s principal independent accountants for 2001; and (3) other matters that may properly come before the Annual Meeting or any adjournment thereof.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will be asked to elect a board of nine directors to hold office until the next Annual Meeting or until the election and qualification of their successors. The following table sets forth information regarding nominees for election to the Company’s Board of Directors. Since the Annual Meeting held in May 2000 a Nominating Committee of the Board of Directors selected and recommended, and the Board of Directors appointed, John E. Martin, Myron L. Edleman and Richard L. Weill directors of the Company. All of the nominees currently serve as directors of the Company and the Nominating Committee recommends their election. If a nominee is unable to serve or, for good cause, will not serve, the Proxy confers discretionary authority to vote with respect to the election of any person to the board.

NOMINEES
NAME AND AGE	POSITION, PRINCIPAL OCCUPATIONS AND OTHER DIRECTORSHIPS
Myron L. Edleman(2), 58	Mr. Edleman was appointed a director in March 2001. Mr. Edleman owns and operates Edleman Ranches and Split Rock Cattle Company in Willow Lake, South Dakota, and is a director of AgAmerica Farm Credit Bank.
Edward W. Elliott, Jr. (1), 57	Mr. Elliott has been a director of the Company since December 1992. Mr. Elliott is Vice Chairman and Chief Financial Officer of Franklin Enterprises, Inc., a private investment management firm located in Deerfield, Illinois, and a director of Warehouse Club, Inc.
John E. Martin, 54	Mr. Martin has been President and Chief Executive Officer of the Company since December 1999 and a director of the Company since September 2000. From 1997 until prior to joining the Company, Mr. Martin was Executive Vice President and Chief Operating Officer for AgAmerica, FCB/Western Farm Credit Bank located in Sacramento, California. Prior to 1997, Mr. Martin was Executive Vice President, Chief Operating Officer and Chief Credit Officer for AgAmerica, FCB in Spokane, Washington, and Farm Credit Bank of Omaha, Nebraska.
Michael R. McCarthy(1), 49	Mr. McCarthy has been a director of the Company since December 1992 and Chairman of the Company since December 1999. Mr. McCarthy has been Chairman and a director of McCarthy & Co., a firm engaged in the investment banking business in Omaha, Nebraska, since it was organized in 1986. He also is a director and Chairman of McCarthy Group, Inc., an investment and merchant banking firm and the parent of McCarthy & Co.
John P. Nelson, 60	Mr. Nelson has been a director since August 1993 and was President and Chief Operating Officer of the Company from March 1994 until December 1999. Mr. Nelson is Chairman of Silverstone Group.
R. L. Richards(2), 52	Mr. Richards has been a director of the Company since January 1991. Mr. Richards serves as Managing Director of RDT Limited, a private investment company located in Dublin, Ohio. Mr. Richards also serves as a director of United Magazine Company.
David L. Treadwell(1), 46	Mr. Treadwell has been a director of the Company since December 1992. Mr. Treadwell is President of Prechter Holdings, Inc., which is responsible for a portfolio of investments including operating businesses in automotive supply, newspaper publishing, real estate development and residential construction.
Doug T. Valassis(2), 48	Mr. Valassis has been a director of the Company since December 1992. Mr. Valassis is President and Chief Operating Officer, and a director, of Franklin Enterprises, Inc., an investment management firm in Deerfield, Illinois, and a director of Warehouse Club, Inc. He also serves as a director and officer of Lindner Investments, Massachusetts Trust, and as a director of each of six related investment funds.
Richard L. Weill, 58	Mr. Weill was appointed a director in April 2001. Mr. Weill currently is Vice Chairman, and previously was President, of MBIA Insurance Corporation. Prior to joining MBIA Insurance Corporation in 1989, Mr. Weill practiced law.

(1) Member of the Executive and Compensation Committee of the Company.
(2) Member of the Audit Committee of the Company.

Nominees receiving the affirmative vote by the holders of a plurality of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting will be elected directors of the Company. The Board of Directors recommends a vote "FOR" the election of all nominees.

PROPOSAL 2 - RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At the Annual Meeting shareholders also will be asked to ratify the Board of Directors' appointment of Deloitte & Touche LLP as the Company's principal independent accountants for 2001. The appointment of independent accountants by the Board of Directors is submitted for ratification by the shareholders. Although shareholder approval is not required, if the shareholders do not ratify the appointment, the Board of Directors will reconsider the matter.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions presented by shareholders.

In recommending ratification of the appointment of Deloitte & Touche LLP to be the Company's principal independent accountants, the Company's audit committee considered whether provision of the services by Deloitte & Touche LLP described below under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Deloitte & Touche LLP independence from the Company and its management.

Audit Fees

Deloitte & Touche LLP billed the Company approximately $140,000 in fees for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Form 10-Q reports filed with the SEC during that year.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche LLP did not perform any professional services for the Company during the year ended December 31, 2000, either directly or indirectly, in connection with the operation, or supervising the operation, of the Company's information system or managing our local area network, or designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or that generates information that is significant to the Company's financial statements taken as a whole. Accordingly, no fees were paid to Deloitte & Touche LLP during 2000 for these types of services.

All Other Fees

Deloitte & Touche LLP billed the Company approximately an aggregate of $233,000 in fees for all other services rendered during the year ended December 31, 2000. These additional services consisted primarily of tax consulting services, preparation of tax returns and non-recurring accounting services rendered in connection with certain transactions completed or considered by the Company in 2000.

Shareholder ratification of the appointment of independent public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting with respect to ratification of the appointment. The Board of Directors recommends a vote "FOR" ratification of the appointment of the independent public accountants.

III. INFORMATION ABOUT THE COMPANY, DIRECTORS AND
EXECUTIVE OFFICERS

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

The Board of Directors met six times in 2000. All of the nominees for director served on the Board of Directors throughout 2000, except for Director Martin, who was appointed to the Board in September 2000, and Directors Edleman and Weill who were appointed to the Board in March and April 2001, respectively. In 2000 there were two committees of the Board, an Executive and Compensation Committee and an Audit Committee.

The Executive and Compensation Committee may exercise certain limited powers of the Board of Directors, reviews the compensation of the executive officers of the Company, and makes recommendations to the Board of Directors regarding such compensation and awards under the various compensation plans adopted by the Company. It met one time in person and two additional times by teleconference in 2000. The Audit Committee has authority to review internal audit and financial controls, and to recommend to the Board the independent public accountants to serve as auditors, review with the independent public accountants the annual audit plan, the financial statements, the auditor's report and their evaluation and recommendations concerning the Company's internal controls, and approve the types of professional services for which the Company may retain the independent public accountants. The Audit Committee met three times in person and one additional time by teleconference in 2000.

During 2000, each director participated in at least 75% of the meetings or actions by consent of the Board of Directors, and by each committee on which he sat.

COMPENSATION OF DIRECTORS

For their services during 2000 and several prior years, members of the Board of Directors who were not Company associates received an annual retainer of $10,000 plus $1,000 for attendance at each meeting of the Board of Directors, $500 for attendance at each Committee meeting, and an additional $250 for attendance at each Committee meeting which they chair. Prior to 2000, Directors other than Company associates received 1,500 options per year; in 2000 Directors did not receive any options.

Pursuant to shareholders approval at the May 24, 2000 annual meeting, under the Company's 1996 Stock Option Plan Director McCarthy was granted an option for 200,000 shares of Common Stock as of January 26, 2000. This grant was in lieu of any other compensation for serving as Chairman. The exercise price for these options is $3.5625 per share, which was the closing price per share as reported on the New York Stock Exchange Composite tape on the date of grant. The options have a term of 10 years and became exercisable upon the grant date.

In March 2001 the Executive and Compensation Committee recommended Directors who are not Company associates receive an annual retainer of $4,000 to be paid quarterly, plus $500 for attendance at each Board Committee meeting and an additional $250 for attendance at each meeting of a Board committee which they chair. The Executive and Compensation Committee also recommended each non-employee Director receive options pursuant to the Company's 2000 Stock Option Plan to purchase 10,000 shares of Common Stock at the New York Stock Exchange closing price on the day of each shareholders' meeting during which the director is elected or reelected. The Board of Directors adopted this recommendation.

EXECUTIVE OFFICERS

The individuals identified below are the executive officers of the Company. The President and Chief Executive Officer and the Secretary normally are appointed annually by the Board of Directors and serve at the pleasure of the Board. Other executive officers normally are appointed annually by the Chief Executive Officer and serve at the pleasure of the Chief Executive Officer.

C.E. "Duffy" Boyle, 47                Chief Information Officer for the Company since April 1, 2000.
                                      Prior to joining the Company,  Mr. Boyle was a Senior Vice President of The Guarantee Life Companies Inc., and previously was Vice
                                      President--Information Systems and Services and Vice
                                      President--Applications Development with Guarantee Life.
Kim R. Gibson, 43                     President,  American Agrisurance, Inc. and certain subsidiaries since
                                      January 1996. Mr. Gibson joined American Agrisurance as an adjuster in 1981 and has held various positions in that company and in
                                      American Growers Insurance Company.
J. Michael Gottschalk, 56             General Counsel and Secretary of the Company since August 1998 and
                                      Chief Administrative Officer of the Company since December 2000.
                                      From 1973 to 1998  Mr. Gottschalk was engaged in the private practice of law.
Dwayne D. Hallman, 38                 Chief Financial Officer and Treasurer of the Company since September
                                      2000.  Prior to joining the Company,  Mr. Hallman was Vice President,
                                      Finance and Treasurer, for Highlands Insurance Group, Inc. and
                                      previously was Vice President, Controller and Treasurer of Ranger
                                      Insurance Group.
John E. Martin, 54                    President and Chief Executive Officer of the Company since
                                      December 1999.  Mr. Martin's business experience prior to joining the Company is summarized above under "Proposal 1-Election of
                                      Directors."

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth for each of the three years ended December 31, 2000, the compensation paid by the Company to its Chief Executive Officer and the four most highly compensated executive officers receiving total compensation in excess of $100,000 annually, who were serving in such positions as of December 31, 2000.

                                                      SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION            LONG TERM COMPENSATION

                                                                                SECURITIES
                                                                                UNDERLYING
                                                                 RESTRICTED      OPTIONS/
           NAME AND                                             STOCK AWARDS      SARs         ALL OTHER
   PRINCIPAL POSITION             YEAR     SALARY    BONUS(1)         $             #        COMPENSATION(2)
John E. Martin (3)                2000    $250,000   $      0            $0       200,000        $31,301
   President and Chief            1999      12,340     50,000             0             0              0
   Executive Officer

J. Michael Gottschalk(4)          2000     184,412          0             0       100,000          9,221
   Chief Administrative           1999     182,300     22,050             0             0          8,000
   Officer, General Counsel       1998      73,074          0             0        35,000              0
   and Secretary

Stephen T. Fitzpatrick(5)         2000     179,483          0             0        75,000          8,974
   Chief Underwriting Officer     1999     185,198     36,827             0             0         11,041
                                  1998     123,192     39,282             0        15,000         11,969

Kim R. Gibson                     2000     167,704          0             0       100,000          8,385
   President, American            1999     158,168     90,000             0             0         12,375
   Agrisurance, Inc.              1998     148,883     86,000             0             0         11,712

C. E. "Duffy" Boyle(6)            2000     120,000          0             0        50,000          6,014
   Chief Information
   Officer

(1) Reflects amounts paid as incentive compensation to executives and key employees of the Company and its subsidiaries, measured principally on Company earnings and individual performance. Amounts paid during a given year reflect incentive compensation for the prior year.

(2) Except as noted with respect to Mr. Martin, these amounts reflect the Company’s contribution on behalf of such persons to Defined Contribution Plans maintained by the Company.

(3) Mr. Martin became President and Chief Executive Officer on December 14, 1999. The amounts shown in the Salary and Bonus columns for 1999 were earned in 1999 and paid in 2000. The amount shown in the All Other Compensation column also includes $21,301 in reimbursement for moving and temporary living expenses.

(4) Mr. Gottschalk joined the Company in August 1998.

(5) Mr. Fitzpatrick resigned from this position in March 2001.

(6) Mr. Boyle joined the Company in April 2000.

Stock Options and Stock Appreciation Rights

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information relating to options granted during 2000 to executive officers of the Company whose compensation is reported in the Summary Compensation Table.

                                                                                                    Potential Realized
                                                                                                 Value at Assumed Annual
                                                                                                   Rates of Stock Price
                                                                                                     Appreciation for
                                                                                                       Option Term(3)
           (a)                    (b)               (c)               (d)             (e)           (f)          (g)
                               Number of             %
                              Securities          of Total
                              Underlying        Options/SARs
                             Options/SARs        Granted to       Exercise or
                                Granted         Employees in      Base Price      Expiration
           Name                  (#)(2)          Fiscal Year        ($/Sh)          Date           5%($)        10%($)
          -----               -----------       ------------      -------------    ---------      --------     ---------
John E. Martin(1)               200,000            22.3%         $4.2698-6.2698    04/01/10       $387,051    $1,210,992
J. Michael Gottschalk           100,000            11.2%             4.734         06/14/10        297,719       754,478
Stephen T. Fitzpatrick           75,000             8.4%             4.734         06/14/10        223,289       565,858
Kim R. Gibson                   100,000            11.2%             4.734         06/14/10        297,719       754,478
C. E. "Duffy" Boyle              50,000             5.6%             4.734         06/14/10        148,859       377,239
--------------------------- ---------------- ------------------- -------------- ---------------- ----------- -------------

(1) Pursuant to the approval of the shareholders at the annual meeting on May 24, 2001 and an agreement dated December 14, 1999 employing John E. Martin as the Company’s President and Chief Executive Officer, Mr. Martin was granted an option to purchase 200,000 shares of Common Stock effective April 1, 2000. Under the agreement the exercise price with respect to 100,000 shares was the lower of $5.50 a share or the average trading price per share during the first quarter of 2000. The average trading price per share during the first quarter of 2000 was $4.2698 per share. Accordingly, Mr. Martin may exercise the option for 100,000 shares after December 1, 2000 for $4.2698 per share. Mr. Martin may exercise the option with respect to 50,000 shares after December 1, 2001 at an exercise price of $5.2698 per share and, with respect to the remaining 50,000 shares, after December 1, 2002 at an exercise price of $6.2698 per share. This option is exercisable for a period of ten years from the date of the grant. If the Company declares a dividend in shares of Common Stock, subdivides its outstanding stock into a greater number of shares, or issues by reclassification of its shares of Common Stock, the number of shares purchasable upon exercise of this option shall be adjusted so that Mr. Martin shall be entitled to receive the kind and number of shares or other securities of the Company that he would have owned or been entitled to receive, without dilution, under this option. The option granted to Mr. Martin would be exercisable immediately by Mr. Martin at the exercise prices stated above upon a change of control of the Company . No stock appreciation rights (SARs) were granted during fiscal 2000.

(2) With the exception of Mr. Martin, whose option terms are described in note (1) above, the number of options shown in this column is the aggregate number awarded pursuant to the Company’s 2000 Stock Option Plan and a Stock Option and Noncompetition Agreement between the Company and each listed optionee. Pursuant to these agreements, twenty percent (20%) of the aggregate options awarded vest upon the anniversary of each full year of continuous service completed after March 31, 2000. All remaining options become vested, however, if the optionee’s continuous service is terminated due to the optionee’s death or disability, within twelve (12) months following a change of control, or as a result of the Company eliminating the position held by the optionee.

(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of Common Stock price appreciation from the respective dates of the grant to the respective expiration dates of the options of 5% and 10%. These assumptions are not intended to forecast future price appreciation of the Company’s Common Stock. The Company’s stock price may increase or decrease in value over the time period set forth above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning options exercised during 2000, and the number and value of unexercised options at the end of 2000, for executive officers of the Company whose compensation is reported in the summary compensation table.

                                                                  Number of Securities          Value* of Unexercised
                                    Number of                     Underlying Unexercised       In-the-Money Options by
                                 Shares Acquired      Value         Options at Fiscal                  FY-End
     Name                          on Exercise      Realized            Year End              Exercisable/Unexercisable
    ------                       ---------------    --------      ----------------------      ------------------------
John E. Martin                          0              0        100,000 Exercisable Options            98,020
  President and Chief                                           100,000 Unexercisable Options               0
  Executive Officer

J. Michael  Gottschalk                  0              0         14,000 Exercisable Options                 0
  Chief Administrative                                          121,000 Unexercisable Options          51,600
  officer, General Counsel
  and Secretary

Stephen T. Fitzpatrick                  0              0          6,000 Exercisable Options                 0
  Chief Underwriting Officer                                     84,000 Unexercisable Options          38,700

Kim R. Gibson                           0              0         66,000 Exercisable Options                 0
  President, American                                           114,000 Unexercisable Options          51,600
  Agrisurance, Inc.

C. E. "Duffy" Boyle                     0              0              0 Exercisable Options                 0
  Chief Information Officer                                      50,000 Unexercisable Options          25,800

* Calculated as the  difference  between the option  exercise price and the closing price per share on the
New York Stock Exchange on December 31, 2000.

Employment Contracts and Termination of Employment Agreements

John E. Martin, President and Chief Executive Officer of the Company, is employed under an employment agreement dated December 14, 1999. Under this agreement, Mr. Martin receives a base annual salary of $250,000, subject to increase upon review and approval of the Board at least annually, all benefits available to the Company’s employees from time to time, including the 2000 Stock Option Plan, the Company’s Management Incentive Compensation Plan and any other stock plan, deferred compensation plan or similar plan established by the Company for its employees and senior executives. The employment agreement is in effect through December 14, 2003, unless earlier terminated for cause or upon the death or permanent disability of Mr. Martin and is automatically renewable for successive one-year terms unless notice of nonrenewal is provided at least 60 days prior to the end of any term of the agreement. If the agreement is terminated for any reason other than cause before December 14, 2002, Mr. Martin or his estate will receive the balance of any compensation and benefits that he would have received through that date. Mr. Martin has agreed not to compete with the Company or any of its affiliates for two years after the end of his employment under this agreement. Upon a change of control of the Company, the options granted to Mr. Martin pursuant to the vote of the shareholders at the meeting on May 24, 2000 will become exercisable immediately.

J. Michael Gottschalk, Chief Administrative Officer, General Counsel and Secretary of the Company, is employed under an employment agreement dated August 1, 1998. Under this agreement, Mr. Gottschalk received an initial base annual salary of $175,000, was eligible initially for a maximum bonus of 60% of his base salary under the Company’s Management Incentive Compensation Plan, was eligible for inclusion in the Company’s stock option, deferred compensation and similar plans established for employees and senior executives and was included, to the extent eligible, in all other benefit plans for employees and senior executive officers. The employment agreement is in effect through July 31, 2001, unless earlier terminated for cause or upon the death of Mr. Gottschalk and is automatically renewable for successive one-year terms unless notice of nonrenewal is provided no later than April 30 of any year during the term of the agreement. Mr. Gottschalk has agreed not to compete with the Company or any of its affiliates for up to one year after the end of his employment under this agreement.

Report of the Executive and Compensation Committee on Executive Compensation

The Executive Committee and the Compensation Committee of the Board were combined in 2000. Early in 2000 the Executive and Compensation Committee recommended and the Board of Directors approved a pilot bonus plan for the Company’s Crop Division including broad-based associate participation and specific division-wide goals. For 2000 the plan goals were not met and no bonuses were paid under this plan. The plan continues to operate with respect to the Company’s Crop Division and the Committee and the Chief Executive Officer currently are developing an extension of this bonus plan to the entire Company.

During 2000 the Executive and Compensation Committee also reviewed the compensation program covering the Company’s Chief Executive Officer, other executive officers and key employees. The Committee concluded compensation should continue to be composed of salary, incentive cash bonuses and stock option grants, with the salary portion being competitive in the marketplace for comparable positions but not to be the principal vehicle for rewarding high-level performance, and salary increases largely reflecting inflation and increased responsibility.

The Committee also determined to continue the Executive Deferred Compensation Plan begun in 1996. The Plan is a nonqualified deferred compensation arrangement pursuant to which eligible employees may defer compensation by having the Company pay selected amounts over to the Plan, and may thereby defer income tax liability on those amounts until the employee receives the compensation. Only key management employees designated by the Committee who elect to participate in the Plan are eligible under the Plan. The Company matches 100% of the first 5% of income deferred by participants in the Plan or in the Company’s 401(k) plan.

The Company has not yet adopted a policy with respect to qualifying compensation paid to executive officers under Section 62(m) of the Internal Revenue Code. The Committee deems it unnecessary at this time to adopt such a policy, as it does not consider it imminent that annual compensation to any executive officer will exceed $1 million. The Committee intends to monitor executive compensation, including the value of compensation which may ultimately be received by the Chief Executive Officer and other executive officers, comprised of salary, cash bonuses and receipt of values under stock option grants, and will address a policy to qualify compensation paid to executive officers under Section 162(m) at the time it deems it necessary to do so.

In March 2001 the Executive and Compensation Committee recommended Directors who are not Company associates receive an annual retainer of $4,000 to be paid quarterly, plus $500 for attendance at each Board Committee meeting and an additional $250 for attendance at each meeting of a Board committee which they chair. The Executive and Compensation Committee also recommended each non-employee Director receive options pursuant to the Company’s 2000 Stock Option Plan to purchase 10,000 shares of Common Stock at the New York Stock Exchange closing price on the day of each shareholders’ meeting during which the director is elected or reelected.

Members of the Executive and Compensation Committee are:

Michael R. McCarthy, Chairman
Edward W. Elliott, Jr.
David L. Treadwell

Report of the Audit Committee

The following report of the audit committee of Acceptance Insurance Companies Inc. (the “Company”) shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee is comprised of Directors Edleman, Richards and Valassis, each of whom is an independent director of the Company under the rules adopted by the New York Stock Exchange. The Audit Committee operates under a written charter which has been approved by the Board of Directors of the Company and is attached as an exhibit to this Proxy Statement.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP acts as the Company’s independent auditors and they are responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management of the Company and with representatives of Deloitte & Touche LLP. As a result of these discussions, the Audit Committee believes the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company’s financial position and results of its operations. Our discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standard No. 61 (Communications with Audit Committees).

In addition, the Audit Committee reviewed the independence of Deloitte & Touche LLP. We received written disclosures and a letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standards No. 1 and discussed this information was discussed with Deloitte & Touche LLP.

Based on the foregoing, the Audit Committee recommended to the full board of directors that the audited financial statements of the Company for the year ended December 31, 2000 be included in the Company’s annual report on Form 10-K to be filed with the Securities and Exchange Commission.

R.L. Richards, Chairman
Myron L. Edleman
Doug T. Valassis

STOCK PERFORMANCE GRAPHS

The following graph compares the performance of the Company’s Common Stock during the past five years to the Value Line Property and Casualty Insurance Group and the Russell 2000 Index.

[Graphic Omitted]

	1995	1996	1997	1998	1999	2000
Acceptance Insurance Companies Inc.	$100	132.77	162.61	136.13	38.66	35.29
Russell 2000 Index	$100	116.44	142.29	138.40	163.08	156.73
Insurance: Property/Casualty	$100	127.85	197.19	200.19	167.16	231.53

Assumes $100 invested at the close of trading December 31, 1995 in the Company’s Common Stock, Russell 2000 Index, and Insurance: Property/Casualty.

*Cumulative total return assumes reinvestment of dividends.

(Source: Value Line, Inc. Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon the Company’s review of Forms 3, 4 and 5, and amendments thereto, the Forms 3 for Messrs. Boyle and Hallman do not appear to have been filed on a timely basis as required by Section 16(a) of the Securities Exchange Act, as amended, during the Company’s 2000 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Doug T. Valassis, a director of the Company, is one of two individuals controlling Brisbane Corporation, the Manager of VELP II, a principal shareholder of the Company.

During the fiscal year ended December 31, 2000, the Company employed McCarthy Group Asset Management, a wholly owned subsidiary of McCarthy Group, Inc., to furnish investment advisory services to the Company and paid approximately $301,000 for such services. Michael R. McCarthy, Chairman and a director of the Company, is Chairman and the controlling shareholder of McCarthy Group, Inc.

The Company contracts with Redland & Associates, Inc., with respect to health insurance benefits for its employees and placement of property and casualty coverages on behalf of the Company. As a result of these services, Redland & Associates, Inc. received commissions from the insurance providers, which totaled $370,000 in 2000. In addition, the Company pays commissions and fees to Redland & Associates, Inc. in connection with insurance written and loss control activities, which totaled $136,000 in 2000. John P. Nelson, a director of the Company, is Chairman of Silverstone Group, the controlling shareholder of Redland & Associates, Inc.

By virtue of the foregoing positions, relationships and interests, the persons named above may have an indirect material interest in transactions and business relationships between the Company and its subsidiaries and such persons or their affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table provides information as of April 9, 2001 with respect to beneficial ownership of the Company’s Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                                   Sole Ownership              Shared Ownership                Total Ownership
      Name and Address of                  Number of       Percent       Number of      Percent          Number of        Percent
        Beneficial Owner                    Shares(1)      of Class      Shares(1)      of Class          Shares(1)      of Class
      -------------------                  ----------      --------      ---------      --------         ----------      --------
VELP 2, L.L.C. (2)
Doug T. Valassis
D. Craig Valassis                          247,944(3)          1.8%     2,152,315(4)         15.0%       2,400,259            16.8%
George F. Valassis
Edward W. Elliott, Jr.
     Suite 270
     Woodward Avenue
     Bloomfield Hills, MI  48304

Michael R. McCarthy                        219,500(5)          1.5%     978,110(6)            6.7%       1,197,610             8.2%
McCarthy Group, Inc.
     Suite 450, One Pacific Place
     1125 South 103rd Street
     Omaha, NE  68124

Bedford Oak Partners, L.P.(7)                    0              0%      828,400               5.8%         828,400             5.8%
Bedford Oak Advisors, LLC
Harvey P. Eisen
     100 South Bedford Road
     Mt. Kisco, NY 10549

Dimensional Fund Advisors Inc. (8)       1,199,938             8.4%           0               0%         1,199,938             8.4%
     11th Floor
     1299 Ocean Avenue
     Santa Monica, CA  90401

Artisan Partners Limited Partnership(9)          0              0%      980,100               6.8%         980,100             6.8%
Artisan Investment Corporation
Andrew A. Ziegler
Carlene M. Ziegler
     #1770
     1000 North Water Street
     Milwaukee, WI 53202

(1) The column sets forth shares of Common Stock which are deemed to be “beneficially owned” pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

(2) Based upon Amendment No. 5 to a Schedule 13D dated March 21, 2000, and a subsequent Form 4, both filed with the Securities and Exchange Commission jointly by VELP 2, L.L.C., Doug T. Valassis, David C. Valassis, George F. Valassis and Edward W. Elliot, Jr. Doug T. Valassis and Edward W. Elliot, Jr. are directors of the Company.

(3) Doug T. Valassis directly owns 240,444 shares of Common Stock, and immediately exercisable options to purchase 7,500 shares of Common Stock.

(4) Includes 1,680,345 shares of Common Stock held by VELP 2, L.L.C. and managed by Brisbane Corporation, which is owned and controlled by Doug T. Valassis and D. Craig Valassis, 106,559 shares of Common Stock owned by David C. Valassis, 214,500 shares of Common Stock owned, and immediately exercisable options to purchase 10,500 shares of Common Stock held, by Edward W. Elliott, Jr., and 140,411 shares of Common Stock owned by George F. Valassis.

(5) Includes immediately exercisable options to purchase 210,500 shares of Common Stock.

(6) Based upon Amendment No. 2 to a Schedule 13D dated May 15, 2000 and filed with the Securities and Exchange Commission jointly by McCarthy Group, Inc. and Michael R. McCarthy and Forms 4 subsequently filed with the Securities and Exchange Commission. Includes 800 shares of Common Stock held in a discretionary investment account by McCarthy Group Asset Management, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, 82,782 shares of Common Stock owned by McCarthy & Co. and the McCarthy & Co. 401(k) Plan and 894,528 shares of Common Stock owned by McCarthy Group, Inc. Michael R. McCarthy, the Chairman, Chief Executive Officer and a director of McCarthy Group, Inc., also currently is a director of the Company.

(7) Based on a Schedule 13G dated January 3, 2001 and filed with the Securities and Exchange Commission on behalf of Bedford Oak Partners, L.P. (“BOP”), Bedford Oak Advisors, LLC (“BOA”) in its capacity as investment manager of BOP and Bedford Oak Capital, L.P. (“BOC”) and Harvey Eisen in his capacity as managing member of BOA. 793,000 shares are held directly by BOP and an additional 35,400 shares are held directly by BOC.

(8) Based on a Schedule 13G dated February 2, 2001 and filed with the Securities and Exchange Commission on behalf of Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the securities reported.

(9) Based on a Schedule 13G dated February 9, 2001 and filed with the Securities and Exchange Commission on behalf of Artisan Partners Limited Partnership (“Artisan Partners”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, Artisan Investment Corporation (“Artisan Corp.”) in its capacity as the general partner of Artisan Partners, and Andrew A. Ziegler and Carlene M. Ziegler as the principal stockholders of Artisan Corp.

Management

The following table provides information as of April 9, 2001, with respect to beneficial ownership of the Common Stock by each director and named executive officer of the Company, individually, and by all directors and executive officers of the Company as a Group.

                                                                               Common Stock
                                                           Number of Shares                    Percent of
                                                         Beneficially Owned (1)                 Class (2)
                                                         ----------------------                ----------
C. E. "Duffy" Boyle(3)                                             10,000                            *
Myron L. Edleman                                                        0                            *
Edward W. Elliott, Jr.(4)                                         225,000                           1.6%
Kim R. Gibson(5)                                                   86,000                            *
J. Michael Gottschalk(6)                                           38,952                            *
John E. Martin(7)                                                 110,000                            *
Michael R. McCarthy(8)                                          1,197,610                           8.2%
John P. Nelson(9)                                                 487,178                           3.4%
R. L. Richards(10)                                                 63,234                            *
David L. Treadwell(11)                                             10,700                            *
Doug T. Valassis(12)                                            2,400,259                          16.8%
Richard L. Weill                                                    7,000                            *
All directors and officers as a group (13 persons)              4,410,933                          29.8%

*  Less than one percent.

__________

(1) The column sets forth shares of Common Stock which are deemed to be “beneficially owned” pursuant to Rule 3d-3 under the Securities Exchange Act of 1934, as amended. Each of the persons in the table has sole voting and investment power with respect to all shares beneficially owned by him or her, except as described in the following footnotes.

(2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

(3) Includes immediately exercisable options to purchase 10,000 shares of Common Stock.

(4) Includes immediately exercisable options to purchase 10,500 shares of Common Stock.

(5) Includes immediately exercisable options to purchase 86,000 shares of Common Stock.

(6) Includes immediately exercisable options to purchase 34,000 shares of Common Stock.

(7) Includes immediately exercisable options to purchase 100,000 shares of Common Stock.

(8) Includes immediately exercisable options to purchase 210,500 shares of Common Stock. See also Note (5) under "Security Ownership of Certain Beneficial Owners and Management - Principal Shareholders."

(9) John P. Nelson directly owns 261,438 shares of Common Stock, 12 of which are held by the Company’s Employee Stock Ownership Plan. Includes 117,540 shares of Common Stock held by a family corporation controlled by Mr. Nelson, 4,500 shares of Common Stock held by Mr. Nelson’s wife, 3,700 shares of Common Stock held by a trust for one of Mr. Nelson’s children for which he is the trustee and 100,000 shares of Common Stock held by two companies controlled by Mr. Nelson and his children.

(10) Includes immediately exercisable options to purchase 10,500 shares of Common Stock.

(11) Includes immediately exercisable options to purchase 10,500 shares of Common Stock.

(12) Includes immediately exercisable options to purchase 7,500 shares of Common Stock. Also see Notes (2), (3), and (4) under “Security Ownership of Certain Beneficial Owners and Management - Principal Shareholders.”

IV. OTHER MATTERS

Other Business

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth herein. However, if other proper matters should come before the Annual Meeting, or any adjournment thereof, the persons named in the enclosed Proxy intend to vote the shares represented by all Proxies held by them in accordance with their best judgment.

Submission of Shareholder Proposals

Any proposal which a holder of Common Stock intends to present at next year’s annual meeting of shareholders must be received by the Secretary of the Company, at the address appearing on the first page of this Proxy Statement, no later than December 30, 2001, in order to be included in the Proxy Statement and the form of Proxy relating to that meeting.

The Proxy for the 2002 annual meeting of shareholders will confer on the Proxy holders discretionary authority to vote on any matter proposed by any shareholder for consideration at the meeting. The Proxy Statement for the 2002 annual meeting will state how the Proxy holders will vote with respect to any matter proposed by a shareholder if the Company receives written notice of the proposal from the proponent on or before March 15, 2002. The notice must be submitted in writing and mailed by certified mail to the Company Secretary at the Company’s principal executive office.

Annual Report and Form 10-K

The Company’s Annual Report, including financial statements, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be considered, however, part of this Proxy solicitation material. Any stockholder who wishes to receive a copy of the Form 10-K filed by the Company with the Securities and Exchange Commission may obtain a copy without charge by writing to the Company. Requests should be directed to the Secretary at the Company’s principal executive office.

Complete, Sign, Date and Return Proxy

Shareholders are urged to complete, sign and date the enclosed Proxy and return it as promptly as possible in the envelope enclosed for that purpose. The Proxy does not affect the right to vote in person at the Annual Meeting.

By Order of the Board of Directors

J. Michael Gottschalk, Secretary
Omaha, Nebraska
April 27, 2001

EXHIBIT A

ACCEPTANCE INSURANCE COMPANIES INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors of Acceptance Insurance Companies Inc. (AICI) to assist in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•    Monitor the quality and integrity of AICI’s financial reporting process and system of internal controls regarding finance and accounting.

•    Monitor the independence and performance of AICI’s External Auditors.

•    Provide an avenue for communication among and between the External Auditors, management, the AICI Internal Audit department and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and has direct access to the External Auditors as well as all AICI personnel and suppliers. The Audit Committee may retain at the Company’s expense, special legal, accounting, or other consultants or experts necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the New York Stock Exchange (NYSE), the Securities and Exchange Commission (SEC), and any other applicable regulatory bodies. The number of Audit Committee members shall be determined by the Board of Directors, but shall not be fewer than two (2) Directors prior to June 14, 2001, nor fewer than three (3) Directors thereafter. The Chairman of the Board will designate the members and appoint the Chairman of the Audit Committee. Audit Committee members shall be independent non-executive directors as defined by the NYSE and the SEC, and shall be free from any relationship that would interfere with the exercise of the member’s independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting, and be able to read and understand financial statements.

The Audit Committee shall meet at least twice annually, or more frequently as circumstances dictate, and the Audit Committee Chairman shall provide an agenda in advance of each meeting. The Audit Committee shall meet at least annually with the director of the AICI Internal Audit department and separately with the External Auditors, and shall discuss as a committee any matters it believes appropriate. In addition, the Committee, or at least its Chairman, should communicate with management and the External Auditors quarterly regarding matters required to be discussed by AICPA SAS 61, and to review the Company’s financial statements and the External Auditors’ significant findings based upon their review procedures.

The Audit Committee will review and assess the adequacy of the Charter annually, and will recommend appropriate changes to the Board of Directors. The Audit Committee also will recommend to the Board of Directors annually the External Auditors to be employed by the Company.

REVOCABLE PROXY
ACCEPTANCE INSURANCE COMPANIES INC.
ANNUAL MEETING OF SHAREHOLDERS
May 24, 2001

The undersigned, a shareholder of Acceptance Insurance Companies Inc. (the “Company”), hereby appoints Michael R. McCarthy, John E. Martin and J. Michael Gottschalk, and each of them, attorneys, agents and proxies, with full power of substitutions to each, for and in the name of the undersigned to vote, as designated on the reverse side, all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 1616 Dodge Street, Omaha, Nebraska, on May 24, 2001, at 9:00 a.m., Local Time, and at any adjournments thereof:

Election of Directors, Nominees:

Myron L. Edleman, Edward W. Elliott, Jr., John E. Martin, Michael R. McCarthy, John P. Nelson, R.L. Richards, David L. Treadwell, Doug T. Valassis, Richard L. Weill

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN AND FOR ALL OTHER PROPOSALS SUBMITTED TO THE SHAREHOLDERS IN THIS PROXY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER PROPOSALS SUBMITTED TO THE SHAREHOLDERS IN THIS PROXY. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTOR WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE, OR, FOR GOOD CAUSE, WILL NOT SERVE.

| X |Please mark your votes as in this example.

1.	Election of	FOR	WITHHELD	For, except vote withheld from the following nominee(s):
	Directors	| _ |	| _ |
	(See Reverse)			__________________________________________

2.	Ratification of appointment of Deloitte & Touche LLP as the	FOR	AGAINST	ABSTAIN
	Company's Principal Independent Public Accountants	| _ |	| _ |	| _ |

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 27, 2001 and ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

_______________________________________

_______________________________________
SIGNATURE(S)          DATE